Exhibit 99.1

LEMON GLOW COMPAY

FL Office 7951 SW 6th Street, Suite 216 Plantation, FL 33324 Tel: 954-424-2345 Fax: 954-424-2230

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Lemon Glow Company Corporation:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Lemon Glow Company Corporation (“the Company”) as of May 25, 2021 and June 30, 2020, and the related statements of operations, stockholders’ deficit, cash flows and the related notes to consolidated financial statements (collectively referred to as the consolidated financial statements) for the period ended May 25, 2021 and the year ended June 30, 2020. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at May 25, 2021 and June 30, 2020, and the results of its operations and its cash flows for the year and period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and American Institute of Certified Public Accountants (AICPA) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and Generally Accepted Audit Standards (GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Evaluation of property and plant for potential impairment

As discussed in Note 5 to the financial statements, the Company purchased land with approximately 640-acre in Clearlake Oaks, California, for $1,972,124. We identified the evaluation of the property and plant as a critical audit matter. There was significant auditor judgment required to evaluate key assumptions related to the market approach, including the guideline property transactions and the percentile used in the evaluation. Additionally, significant auditor judgment was required to evaluate the zoning permit for the property.

The following are the primary procedures we performed to address this critical audit matter. We evaluated the property by comparing the carrying value to the historical sales price and comparing it to similar properties in the same area to assess the property's market value. We relied on valuation professionals with specialized skills and knowledge who assisted in:

●	Gathering the guideline property transactions and comparing to the subject property to assess the subject property's market value.

The firm has served this client since June 2021.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Plantation, FL

The United States of America

August 11, 2021

F-1

Lemon Glow Company

Balance Sheets

(Audited)

	For the Period and the Year Ended
	May 25, 2021	June 30, 2020
Assets
Current assets:
Cash	5,728	-
Total current assets	5,728	-
Noncurrent assets:
Machinery and equipment, net	85,836	-
Land improvements, net	347,345	-
Estate property - land	1,922,376	-
Total noncurrent assets	2,348,167	-
Total assets	2,353,895	-

Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable	80,157	-
Customer deposits	400,000	-
Accrued interest	10,500	-
Loans payable, Current	113,891	-
Due to related party	5,487	-
Total current liabilities	610,035	-
Non-Current liabilities:
Note payable, Noncurrent	1,379,657	-
Loans payable, Noncurrent	53,250	-
Total liabilities	2,042,942	-

Stockholders’ deficiency:
Capital	406,063	-
Retained Earnings/ (Accumulated Deficit)	(95,110)	-
Total stockholders’ deficiency	310,953	-
Total stockholders’ deficiency	310,953	-
Total liabilities and stockholders’ deficiency	2,353,895	-

The accompanying notes are an integral part of these audited financial statements

F-2

Lemon Glow Company

Statements of Operations

(Audited)

	For the Period and the Year Ended,
	May 25, 2021	June 30, 2020
Revenues, net	$-	$-
Cost of goods sold	-	-
Gross profit	-	-

Selling, general and administrative expenses	18,063	-
Professional expense	4,136	-
Salaries and wages	11,246	-
Loss from operations	(33,445)	-

Non-operating income (expense):
Interest expense	(61,665)	-
Total non-operating expenses, net	(61,665)	-
Equity method investment loss
Net loss	$(95,110)	$-

The accompanying notes are an integral part of these audited financial statements.

F-3

Lemon Glow Company

Statements of Stockholders’ Deficit

(Audited)

	Paid-in Capital	Accumulated Deficit	Shareholders’ Deficit
Balance, June 30, 2020	-	-	-
Capital Contribution	406,063	-	406,063
Net Loss for the Period	-	(95,110)	(95,110)
Balance, May 25, 2021	406,063	(95,110)	310,953

The accompanying notes are an integral part of these audited financial statements

F-4

Lemon Glow Company

Statements of Cash Flows

For The Periods Ended May 25, 2021 and the Year Ended June 30, 2020

	May 25, 2021	June 30, 2020
Cash flows from operating activities:
Net loss	$(95,110)	$-
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	5,946	-
Changes in assets and liabilities:
Accounts payable	80,157	-
Customer deposits	400,000	-
Interest payable	10,500	-
Net cash used in operating activities	401,493	-

Cash flows from investing activities:
Purchase of machinery and equipment	(88,087)	-
Land improvements	(343,650)	-
Purchase of land	(1,922,376)	-
Investment	406,063	-
Net cash used in investing activities	(1,948,050)	-

Cash flows from financing activities:
Proceeds from note payable	1,379,657	-
Proceeds from loan payable	167,141	-
Proceeds from related party	5,487	-
Net cash provided by financing activities	1,552,285	-

Net increase (decrease) in cash	5,728	-

Cash paid during the period for:
Cash, beginning of period	-	-
Cash, end of period	$5,728	$-

The accompanying notes are an integral part of these audited financial statements

F-5

Lemon Glow Company

Notes to Condensed Financial Statements

May 25, 2021

1.	Nature of Business

Lemon Glow Company Corp, Inc. (“Lemon Glow”, the “Company”, “we”, “us”, or “our”) is a California corporation organized to operate a licensed and permitted cannabis cultivation and manufacturing operation in area of Lake County, California, which is located on the north-central portion of the state (“Lake County”). Lemon Glow, was incorporated in the State of California on April 29, 2020. On May 12, 2021, Lemon Glow entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”) by and between Sugarmade, Inc., a Delaware corporation (“Sugarmade”), Carnaby Spot Bay Corp, a California corporation and a wholly owned subsidiary of the Sugarmade (“Merger Sub”) and Ryan Santiago (the “Shareholder Representative”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub would merge with and into Lemon Glow, with Lemon Glow being the surviving corporation. On May 25, 2021, the Merger Agreement closed, and Lemon Glow became a wholly-owned subsidiary of Sugarmade.

Lemon Glow is a developmental stage company seeking to enter the marketplace for cannabis cultivation and cannabis products manufacturing, permitted under California law, on a 640-acre property in Lake County, 32 acres (the “Cultivation Site”) been designated for outdoor cannabis cultivation. At the Cultivation Site, Lemon Glow primarily plans to cultivate various cannabis strains outdoors during the regular agricultural growing season, which in the area runs from approximately May through November.

At this time, Lemon Glow is not operating any cannabis cultivation or manufacturing operations and is seeking final permitting to begin operations. Neither Sugarmade nor Lemon Glow have been issued any permits or licenses to cultivate cannabis at the Cultivation site. The process for the issuance of the required permits and licenses is ongoing and while the management teams believe such permits and licenses will be issued, there can be no assurances. If permits and licenses are not issued, Lemon Glow will not be able to cultivate cannabis or manufacture cannabis products at the proposed site.

Management of Lemon Glow believes the Cultivation Site holds potential to produce up to approximately 4,000 pounds of dry trimmed cannabis flower per acre per year, which represents approximately 128,000 pounds, or 64 tons, of dry trimmed cannabis flower per year in total at maximum output capacity. However, actual production levels will depend on conditions and other factors.

Cannabis cultivation in California is typically categorized in the following manners: 1) Outdoor (open air, sunlight, 2) greenhouse (partial or full sunlight or 3) indoor (100% artificial light). At the Lemon Glow Cultivation Site, Lemon Glow will primarily use outdoor growing techniques. At the Cultivation Site, Lemon Glow will rely on a combination of rainfall and pumped groundwater for irritation. While the initial focus will be on cannabis cultivation, the site also has zoning clearance to operate cannabis manufacturing businesses. In the future, Lemon Glow plans to also apply for manufacturing licenses to provide selected vertical integration of the operation.

Lemon Glow plans to sell it cultivated cannabis into a variety of markets; These include: 1) the sale of cured products but unprocessed products directly to wholesalers, who will, in turn, further process the cannabis in other product forms for sales into the consumer marketplace, 2) the sales of uncured products that are frozen immediately (“Fresh Frozen”) after harvest to wholesalers, who will, in turn, further process the cannabis in other product forms for sales into the consumer marketplace, and in the future, 3) processed cannabis products for direct sale to wholesalers or directly the end consumer marketplace.

F-6

Lemon Glow Company

Notes to Condensed Financial Statements

May 25, 2021

2.	Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) for financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

Going concern

The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has successfully raised partial of what is needed to fund the current operations, however the current raise may not be sufficient. Therefore, the company may, and/or obtain additional financing from its shareholders or other sources, as may be required.

Our audited financial statements have been prepared assuming that we will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These audited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management endeavors to increase revenue-generating operations. While the Company’s priority is on generating cash from operations, management also seek to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms to our Company, or which may not be available at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

F-7

Lemon Glow Company

Notes to Condensed Financial Statements

May 25, 2021

2.	Summary of Significant Accounting Policies (continued)

Use of estimates

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Machinery, equipment and land improvements

Machinery, equipment and land improvements are stated at the historical cost, less accumulated depreciation. Depreciation on machinery, equipment and land improvements are provided using the straight-line method over the estimated useful lives of the assets for both financial and income tax reporting purposes as follows:

Machinery and equipment	7-15 years
Land improvements	30 years

Expenditures for renewals and betterments are capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the statements of income.

The Company reviews the carrying value of machinery, equipment and land improvements for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the machinery, equipment and land improvements are used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for machinery, equipment and land improvements were recorded in operating expenses during the period ended May 25, 2021 and June 30, 2020.

F-8

Lemon Glow Company

Notes to Condensed Financial Statements

May 25, 2021

2.	Summary of Significant Accounting Policies (continued)

Fair value of financial instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - unobservable inputs which are supported by little or no market activity.

The Company used Level 3 inputs for its valuation methodology in determining the fair value for the period ended May 25, 2021.

New accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes an ROU model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company have adopted this ASU on the consolidated financial statements in the period ended May 25, 2021.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes”. The pronouncement simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740, “Income Taxes”. The pronouncement also improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 will be effective for us beginning in the first quarter of fiscal 2021, with early adoption permitted. We are still evaluating the impact this guidance will have on our consolidated financial statements.

In January 2020, the FASB issued ASU No. 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. The ASU is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. We have implemented and evaluated the impact of the new guidance on our consolidated financial statements.

F-9

Lemon Glow Company

Notes to Condensed Financial Statements

May 25, 2021

3.	Cash

Cash and cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less.

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). We have not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

4.	Machinery, equipment and land improvements, net

As of May 25, 2021 and June 30, 2020, machinery, equipment and land improvements consisted of the following:

Fixed Assets	May 25, 2021	June 30, 2020
Machinery and equipment	$88,087	$-
Land Improvement	343,650	-
Total	431,737	-
Less: accumulated depreciation	(5,946)	-
Plant and Equipment, net	$425,791	$-

For the periods ended May 25, 2021 and June 30, 2020, depreciation expenses amounted to $5,946 and $0, respectively.

The Company reviews the carrying value of machinery, equipment and land improvements for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the machinery, equipment and land improvements are used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for machinery, equipment and land improvements were recorded in operating expenses during the periods ended May 25, 2021 and June 30, 2020.

5.	Estate Property - Land

On October 21, 2020, the Company entered into a purchase and sale agreement concerning the approximately 640-acre of land, commonly known as 8895 and 8845 High Valley Road, Clearlake Oaks, CA95423. The purchase price was $1,972,124. As of May 25, 2021 and June 30, 2020, estate property amounted to $1,972,124 and $0, respectively.

F-10

Lemon Glow Company

Notes to Condensed Financial Statements

May 25, 2021

6.	Accounts Payable

Accounts payable amounted to $80,157 and $0 as of May 25, 2021 and June 30, 2020, respectively. Accounts payable are mainly land improvement payables to the constructor.

7.	Customer deposits

Customer deposit amounted to $400,000 and $0 as of May 25, 2021 and June 30, 2020, respectively. Customer deposit are mainly prepaid deposit for inventory from customer.

8.	Loan payable

On February 15, 2021, the Company entered a promissory note with Manuel Rivera for borrowing $100,000 with maturity date on September 15, 2021; the note bears a monthly interest of $3,500 for 7 months. The Company shall pay the investor a fee of $70,000 within 45 days of its first harvest. As of May 25, 2021 and June 30, 2020, the outstanding loan balance under this note was $100,000 and $0, respectively.

On March 24, 2021, the Company entered into auto loan agreement with John Deere Financial for an auto loan of $69,457 for 60 months at annual percentage rate of 2.85%. As of May 25, 2021 and June 30, 2020, the Company has an outstanding balance of $67,141 and $0, respectively.

9.	Note payable

On October 6, 2020, the Company entered into a promissory note with Darryl Kuecker, and Shirley Ann Hunt (the “Trustee”) for borrowing $1,390,000 with annual interest rate of 6% due in 30 years. Darryl Kuecker, Trustee of the 2002 Darry Keucker Revocable Trust as to an undivided 36% interest, and Shirley Ann Hunt, Trustee of the 2002 Shirley Ann Hunt Revocable Trust as to an undivided 64% interest. Principal and interest shall be payable on monthly basis, in installments of $8,333.75, beginning on November 1, 2020 and until September 1, 2050. Payments to be divided and made separately to each beneficiary per the beneficiary’s instruction: $3,000.15 to Darryl Kuecker, Trustee and $5,333.60 to Shirley Hunt, Trustee. As of May 25, 2021 and June 30, 2020, the Company has an outstanding balance of $1,379,657 and $0, respectively.

10.	Due to related parties

During the period ended May 25, 2021 and June 30, 2020, the former owner of the Company advanced $3,000 and $0 to the Company for operating expenditure, respectively.

During the period ended May 25, 2021 and June 30, 2020, SugarMade, Inc., the new parent company of Lemon Glow Company advanced $2,487 and $0 to the Company for operating expenditure, respectively.

As of May 25, 2021 and June 30, 2020, the Company had an outstanding due to related party balance of $5,487 and $0, respectively.

11.	Stockholder’s Equity

During the period ended May 25, 2021 and June 30, 2020, the Company had total capital of $406,063 and $0, respectively.

12.	Subsequent events

Subsequent to May 25, 2021. The land improvement continues and additional Wells were drilled.

F-11